            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Industries, Inc., for the registration of its senior subordinated notes due 2007 of our report dated July 22, 1998 relating to the unaudited consolidated interim financial statements of Park-Ohio Industries, Inc., which are included in its Form 10-Q for the quarter ended June 30, 1998:

                                                                              SHARES/DOLLARS
REGISTRATION STATEMENT                      DESCRIPTION                         REGISTERED
----------------------                      -----------                       --------------
Form S-4 (333-43005)    Senior Subordinated Notes due 2007                     $150,000,000

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          /s/  Ernst & Young LLP

Cleveland, Ohio
August 7, 1998